UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

Libbey Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 325-2100

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	LBY	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 12, 2020, the Board of Directors (the "Board") of Libbey Inc. (the “Company” or “Libbey”) resolved to increase the size of the Board from eight to ten directors and elected Mr. Patrick J. Bartels, Jr. and Mr. Timothy R. Pohl to serve as directors, effective immediately. Mr. Bartels was elected as a member of Class I of the Board, to serve until the 2021 annual meeting of shareholders or until his earlier resignation, removal or death. Mr. Pohl was elected as a member of Class II of the Board, to serve until the 2022 annual meeting of shareholders or until his earlier resignation, removal or death. Mr. Bartels and Mr. Pohl have not yet been appointed to any committees of the Board.

The Company will enter into a standard director indemnity agreement with each of Mr. Bartels and Mr. Pohl, a form of which was filed with the SEC as Exhibit 10.23 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019. In addition, the Company will enter into an independent director agreement with each of Mr. Bartels and Mr. Pohl, pursuant to which each will be paid a monthly fee of $50,000, but no less than $300,000 in the aggregate, as compensation for his service as a director. The foregoing description of the independent director agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the form of independent director agreement, a copy of which will be filed with Libbey’s Quarterly Report on Form 10-Q for the period ended March 31, 2020. Except as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings with any other person pursuant to which Mr. Bartels and Mr. Pohl were appointed as directors of the Company. There are also no family relationships between Mr. Bartels or Mr. Pohl and any of the Company's directors or executive officers. Except as disclosed in this Current Report on Form 8-K, neither Mr. Bartels nor Mr. Pohl has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc. Registrant

Date: May 12, 2020	By:	/s/ Jennifer M. Jaffee
Jennifer M. Jaffee
Senior Vice President, General Counsel and Secretary